UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12
Kerr-McGee Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

Kerr-McGee Corporation (the "Company") is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission on March 3, 2005 in connection with the solicitation of proxies for the election of two directors to the Company's Board of Directors at the Company's 2005 Annual Meeting of Stockholders.

Kerr-McGee Files Amended Preliminary Proxy Statement

        Oklahoma City, March 2, 2005—Kerr-McGee Corp. (NYSE: KMG) announced today that the company filed an amended preliminary proxy statement with the U.S. Securities and Exchange Commission for its upcoming annual meeting.

        The company also said that it received notice from entities affiliated with Mr. Carl Icahn that the Icahn entities intend to nominate two candidates for the Board of Directors at the company's 2005 annual meeting of stockholders, which is scheduled for May 10. The company is reviewing the notice for compliance with all applicable requirements.

        In a statement, the company said, "Nominating directors is a stockholder's prerogative. Kerr-McGee has an independent, strong and highly experienced board that is focused on building value for all stockholders, and we are confident in our strategy to do just that."

        Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of more than $14 billion. For more information on the company, visit www.kerr-mcgee.com.

IMPORTANT INFORMATION

        Kerr-McGee filed an amended preliminary proxy statement with the U.S. Securities and Exchange Commission (SEC) on March 2, 2005 relating to Kerr-McGee's solicitation of proxies from the stockholders of Kerr-McGee with respect to the Kerr-McGee 2005 annual meeting of stockholders. Kerr-McGee and its directors and certain of its officers and other employees may be deemed to be participants in the solicitation of proxies for the 2005 annual meeting. The amended preliminary proxy statement contains detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Kerr-McGee's stockholders. Kerr-McGee will also be filing a definitive proxy statement and other relevant documents. KERR-MCGEE ADVISES SECURITY HOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Kerr-McGee's proxy statement and other relevant documents may be obtained without charge from the SEC's website at www.sec.gov and from Kerr-McGee at www.kerr-mcgee.com. You also may obtain a free copy of Kerr-McGee's definitive proxy statement, when it becomes available, by contacting Georgeson Shareholder Communications Inc. toll free at 877-278-6310.

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Media Contacts:	Debbie Schramm Direct: 405-270-2877 Pager: 888-734-8294 dschramm@kmg.com
Investor Contact:	Rick Buterbaugh 405-270-3561
05-09